UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2009 (March 19, 2009)

Commission file number: 0-22773

NETSOL TECHNOLOGIES, INC.
(Exact name of small business issuer as specified in its charter)

NEVADA	95-4627685
(State or other Jurisdiction of	(I.R.S. Employer NO.)
Incorporation or Organization)

23901 Calabasas Road, Suite 2072, Calabasas, CA 91302
(Address of principal executive offices) (Zip Code)

(818) 222-9195 / (818) 222-9197
(Issuer's telephone/facsimile numbers, including area code)

Item 5.02  Departure of  Officer/Appointment of Officer

Mr. Dan Lee has tendered his resignation effective March 31, 2009 from the position of Chief Financial Officer for NetSol Technologies, Inc. (the “Company” or “NetSol”) in response to and as part of the Company’s overall cost cutting measures.  There is no disagreement between Mr. Lee and the Company in connection with its business and financials.  NetSol has appointed Mr. Boo-Ali Siddiqui as Chief Financial Officer.  Mr. Siddiqui has held the position of Senior Vice President, Chief Financial Officer and Company Secretary of our Karachi Stock Exchange listed subsidiary, NetSol Technologies Ltd since 2005.  Prior to joining NetSol, Mr. Siddiqui was Deputy Registrar of Companies at the Securities Exchange Commission Pakistan.  He is a Chartered Accountant who held has held auditing positions with Ernst & Young affiliated accounting firms in Pakistan.  Mr. Siddiqui’s compensation arrangement will immediately remain unchanged from his previous position with NetSol.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NETSOL TECHNOLOGIES, INC.

Date: March 23, 2009	/s/ Najeeb Ghauri
NAJEEB GHAURI
Chief Executive Officer